Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Steve Ells, the Founder, Chairman and Co-Chief Executive Officer of Chipotle Mexican Grill, Inc. (the “Registrant”), Montgomery F. Moran, the President and Co-Chief Executive Officer of the Registrant and John R. Hartung, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: February 4, 2014

/s/ Steve Ells	/s/ John R. Hartung
Steve Ells Founder, Chairman and Co-Chief Executive Officer (Principal Executive Officer)	John R. Hartung Chief Financial Officer (Principal Financial Officer)

/s/ Montgomery F. Moran
Montgomery F. Moran President, Co-Chief Executive Officer (Principal Executive Officer)